Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

Newport Beach, CA – March 9, 2020 – American Vanguard Corporation (NYSE: AVD) today announced financial results for the fourth quarter and full year ended December 31, 2019.

Fiscal 2019 Fourth Quarter Financial Highlights – versus Fiscal 2018 Fourth Quarter:

•	Net sales of $131 million in 2019, as compared to $131 million in 2018

•	Net income of $3.4 million in 2019, as compared to $7.4 million in 2018

•	Earnings per diluted share of $0.12 in 2019, as compared to $0.25 in 2018

•	EBITDA[1] of $12.0 million in 2019, as compared to $16.6 million in 2018

Fiscal 2019 Full Year Financial Highlights – versus Fiscal 2018 Full Year:

•	Net sales of $468 million in 2019, as compared to $454 million in 2018

•	Net income of $13.6 million in 2019, as compared to $24.2 million in 2018

•	Earnings per diluted share of $0.46 in 2019, as compared to $0.81 in 2018

•	EBITDA[1] of $48.9 million in 2019, as compared to $61.1 million in 2018

Eric Wintemute, Chairman and CEO of American Vanguard, stated, “Our 2019 financial performance closely corresponds to the guidance that we provided during the fourth quarter and updated in January. In the face of adverse weather, tariffs and supply disruptions that affected the entire industry, we achieved mixed results, with a modestly higher top line and declining profitability as compared to 2018. As has been the case for the past several quarters, revenue growth was driven by our international business, which now constitutes nearly 40% of our consolidated revenue. This growth was partially offset by weather-related declines in our domestic sales.”

Mr. Wintemute continued, “Our gross profit margin came in where predicted, while both operating expenses and overall corporate tax rate were more favorable than had been anticipated. However, higher volume sales of lower-margin products in our international businesses, higher interest costs from acquisition-related borrowing and reduced factory activity led to reduced net income for the year.”

Mr. Wintemute concluded, “With respect to our 2020 outlook, assuming a return to more normal weather patterns and minimal disruption in trade and supply from COVID-19 or other factors, we are targeting our global revenues to grow at a low double-digit rate, aided by larger corn acreage in the U.S., renewed availability of bromacil herbicides, ten new product introductions, and the growth of our LATAM businesses. At the same time, we will continue to exercise financial discipline in order to strengthen our balance sheet. We look forward toward giving you a more detailed presentation on 2020 during our upcoming earnings call.”

[1]

The Company believes that the use of EBITDA (earnings before interest, taxes, depreciation and amortization) is useful to investors in that it is one of the primary bases upon which borrowing capacity is calculated under the Company’s senior credit facility, it gives investors a sense of the Company’s financial condition and results of operations without giving effect to the cost of increased acquisition activity and is commonly used by investors and others as a basis for supporting overall business valuations. Nevertheless, investors should not consider EBITDA in isolation or a substitute for analysis of the Company’s results as reported in accordance with GAAP.

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele, EVP & COO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results and strategic themes…at 4:30 pm ET on March 9, 2020. Interested parties may participate in the call by dialing (201) 493-6744. Please call in 10 minutes before the call is scheduled to begin and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s Securities and Exchange Commission reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2019 and 2018 (Unaudited)

(In thousands, except share data)

	2019	2018
Assets
Current assets:
Cash and cash equivalents	$6,581	$6,168
Receivables:
Trade, net of allowance for doubtful accounts of $2,300 and $1,263, respectively	136,075	123,320
Other	16,949	10,709

	153,024	134,029

Inventories, net	163,313	159,895
Prepaid expenses	10,457	10,096
Income taxes receivable	2,824	—

Total current assets	336,199	310,188
Property, plant and equipment, net	56,521	49,252
Operating lease right-of-use assets	11,258	—
Intangible assets, net	198,377	186,583
Goodwill	46,557	25,790
Other assets	21,186	21,774

Total assets	$670,098	$593,587

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of other liabilities	$1,513	$1,609
Accounts payable	64,881	66,535
Deferred revenue	6,826	20,043
Accrued program costs	47,699	37,349
Accrued expenses and other payables	12,815	15,962
Operating lease liabilities, current	4,904	—
Income taxes payable	—	4,030

Total current liabilities	138,638	145,528
Long-term debt, net of deferred loan fees	148,766	96,671
Other liabilities, excluding current installments	12,890	6,795
Operating lease liabilities, long-term	6,503	—
Deferred income tax liabilities, net	19,145	15,363

Total liabilities	325,942	264,357

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 33,233,614 shares in 2019 and 32,752,827 shares in 2018	3,324	3,276
Additional paid-in capital	90,572	83,177
Accumulated other comprehensive loss	(5,698)	(4,507)
Retained earnings	274,118	262,840

	362,316	344,786
Less treasury stock at cost, 3,061,040 shares in 2019 and 2,902,992 shares in 2018	(18,160)	(15,556)

Total stockholders’ equity	344,156	329,230

Total liabilities and stockholders’ equity	$670,098	$593,587

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2019, 2018 and 2017 (Unaudited)

(In thousands, except per share data)

	2019	2018	2017
Net sales	$468,186	$454,272	$355,047
Cost of sales	290,832	271,641	207,655

Gross profit	177,354	182,631	147,392
Operating expenses	151,133	143,610	120,598

Operating income	26,221	39,021	26,794
Change in fair value of derivative instrument	—	1,401	—
Interest expense, net	7,209	4,024	1,941

Income before provision for income taxes and loss on equity method investments	19,012	33,596	24,853
Provision for income taxes	5,202	9,145	4,443

Income before loss on equity method investments	13,810	24,451	20,410
Less net loss from equity method investments	209	389	49

Net income	13,601	24,062	20,361
Net loss (income) attributable to non-controlling interest	—	133	(87)

Net income attributable to American Vanguard	$13,601	$24,195	$20,274

Earnings per common share—basic	$0.47	$0.83	$0.70

Earnings per common share—assuming dilution	$0.46	$0.81	$0.68

Weighted average shares outstanding—basic	29,030	29,326	29,100

Weighted average shares outstanding—assuming dilution	29,656	30,048	29,703

ANALYSIS OF SALES

Years Ended December 31, 2019, 2018 and 2017 (Unaudited)

(In thousands)

	2019	2018	2017
Net sales:
Insecticides	$153,448	$150,595	$134,377
Herbicides/soil fumigants/fungicides	181,686	183,350	124,529
Other, including plant growth regulators	67,266	58,360	42,503

Total crop	402,400	392,305	301,409
Non-crop	65,786	61,967	53,638

	$468,186	$454,272	$355,047

Gross profit:
Crop	$140,806	$150,986	$117,892
Non-crop	36,548	31,645	29,500

	$177,354	$182,631	$147,392

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2019, 2018 and 2017 (Unaudited)

(In thousands)

	2019	2018	2017
Increase cash
Cash flows from operating activities:
Net income	$13,601	$24,062	$20,361
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	18,643	18,891	16,959
Amortization of other long term assets	4,207	4,884	5,221
Amortization of discounted liabilities	72	359	110
Provision for bad debts	1,035	1,216	5
Reassessment of deferred consideration	(4,120)	(6,050)	—
Stock-based compensation	7,160	5,805	4,714
Increase (decrease) in deferred income taxes	2,616	(561)	398
Loss from equity method investments	209	389	49
Changes in assets and liabilities associated with operations, net of business combinations:
(Increase) decrease in net receivables	(11,383)	(22,536)	749
(Increase) decrease in inventories	3,817	(31,440)	16,183
(Increase) decrease in income tax receivable, net	(6,855)	2,655	(12,073)
(Increase) decrease in prepaid expenses and other assets	(876)	186	647
Increase in net operating lease liability	149	—	—
Increase (decrease) in accounts payable	(7,977)	9,097	3,322
Increase (decrease) in deferred revenue	(13,355)	5,468	10,726
Increase (decrease) in accrued program costs	5,797	(1,705)	(4,529)
Increase (decrease) in other payables and accrued expenses	(3,337)	626	(3,841)

Net cash provided by operating activities	9,403	11,346	59,001

Cash flows from investing activities:
Capital expenditures	(12,985)	(8,050)	(6,666)
Investments	—	—	(950)
Acquisitions of businesses and product lines, and intangible assets addition	(41,852)	(19,647)	(81,896)

Net cash used in investing activities	(54,837)	(27,697)	(89,512)

Cash flows from financing activities:
Net borrowings under line of credit agreement	51,900	18,975	37,025
Debt issuance cost	—	—	(751)
Cash paid to acquire non-controlling interest	—	(73)	—
Payment on deferred consideration	(850)	—	(26)
Net receipt (payment) from the issuance of common stock (sale of stock under ESPP, exercise of stock options and shares purchased for tax withholding)	283	1,717	(713)
Repurchase of common stock	(2,604)	(7,287)	—
Payment of cash dividends	(2,323)	(2,199)	(1,600)

Net cash provided by financing activities	46,406	11,133	33,935

Net increase (decrease) in cash and cash equivalents	972	(5,218)	3,424
Effect of exchange rate changes on cash and cash equivalents	(559)	49	44
Cash and cash equivalents at beginning of year	6,168	11,337	7,869

Cash and cash equivalents at end of year	$6,581	$6,168	$11,337

Supplemental cash flow information:
Cash paid during the year for:
Interest	$7,121	$3,319	$1,500

Income taxes, net	$9,276	$8,449	$17,841

Non-cash investing activities:
Consideration paid in January 2019 in connection with an asset acquisition completed in 2018	$—	$3,530	$—

RECONCILIATION OF NET INCOME TO EBITDA

Quarters ended December 31, 2019, 2018 and 2017 (Unaudited)

(In thousands)

	2019	2018	2017
Net income attributable to American Vanguard	$3,436	$7,416	$8,429
Provision for income taxes	1,143	2,179	(572)
Interest expense, net	1,603	1,063	868
Depreciation and amortization	5,784	5,912	5,827

EBITDA[2]	$11,966	$16,570	$14,552

Years ended December 31, 2019, 2018 and 2017 (Unaudited)

(In thousands)

	2019	2018	2017
Net income attributable to American Vanguard	$13,601	$24,195	$20,274
Provision for income taxes	5,202	9,145	4,443
Interest expense, net	7,209	4,024	1,941
Depreciation and amortization	22,850	23,775	22,180

EBITDA[2]	$48,862	$61,139	$48,838

[2]

EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.